FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2018

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2018, Westell Technologies, Inc. (the “Company”) announced the appointment of Alfred S. John as the Company’s President and Chief Executive Officer, effective May 21, 2018. Mr. John will succeed Kirk R. Brannock who has served as Interim President and CEO since November 2017. Mr. Brannock will continue serving as Chairman of the Board of Directors (“Board”).

Mr. John, age 58, most recently served as Executive Vice President of Technology and Operations of Rise Broadband, a provider of fixed wireless services. Mr. John started at Rise Broadband in 2015 as the Senior Vice President and General Manager of the Commercial Business Unit. Mr. John previously served as Senior Vice President and Chief Revenue Officer of UNSi, Inc., (a next generation voice and data carrier, from 2012 to 2014, and President and CEO of Cheetah Technologies from 2009 to 2012 and American Broadband from 2002 to 2008. Mr. John was also previously in senior management roles at Charter Business Networks and Charter Communications.

Under the terms of an offer letter that was accepted on May 6, 2018 (the “Offer Letter”), Mr. John will receive an annual base salary of $340,000. Mr. John will also receive a grant of 50,000 Restricted Stock Units (“RSUs”). The RSUs will vest over three years upon the anniversary of the grant. Mr. John will also receive a grant of 50,000 performance-based Restricted Stock Units (“PSUs”). PSUs will be earned based upon achievement of performance goals tied to growing revenue and non-GAAP profitability targets at a rate of up to 10,000 RSUs per quarter for the first, second, third, and fourth quarters of fiscal year 2019 and 10,000 RSUs towards the annual fiscal year 2019 objective. Upon vesting, the RSUs and PSUs convert into shares of Class A Common Stock of the Company on a one-for-one basis. Mr. John will also receive 100,000 stock options for 100,000 shares of Class A Common Stock (“Options”). The Options will vest over three years upon the anniversary of the grant. The equity grants issued will follow the customary grant terms in the Company’s 2015 Omnibus Incentive Compensation Plan. Finally, Mr. John will receive monthly payments of $2,000 for eighteen (18) months, provided Mr. John remains employed at the Company and maintains an apartment during this time period.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. Additionally, a copy of the press release announcing Mr. John’s appointment and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Offer Letter for Alfred S. John, dated May 2, 2018
99.1	Press release, dated May 9, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	May 9, 2018	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary